UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 11, 2006

HSBC Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8198	86-1052062
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2700 Sanders Road, Prospect Heights, Illinois		60070
(Address of Principal		(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code (847) 564-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On December 21, 2005, HSBC Finance Corporation (the “Company”) filed an automatic shelf registration statement on Form S-3 (Reg. No. 333-130580) with the Securities and Exchange Commission (the “Commission”).

On December 21, 2005, the Company also filed a prospectus supplement with the Commission pursuant to Rule 424(b) of the Securities Act with respect to the offering by the Company, from time to time, of its Medium Term Notes (the “Notes”) and, if applicable, warrants to purchase Notes (the “Warrants”).  The Notes will constitute a part of a series of senior debt securities, unlimited as to aggregate principal amount, to be issued under the Amended and Restated Indenture, dated as of December 15, 2004, between the Company and JPMorgan Chase Bank, N.A., as Trustee, which incorporates therein the terms and conditions of the Amended and Restated Standard Multiple-Series Indenture Provisions for Senior Debt Securities dated as of December 15, 2004.

The documents filed with this Form 8-K under Item 9.01 are being filed as exhibits to the registration statement referenced above.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

No.	Description

1.1	Form of Underwriting Agreement for Debt Securities and Warrants to Purchase Debt Securities.

1.2	Distribution Agreement dated December 21, 2005 between HSBC Finance Corporation and HSBC Securities (USA) Inc., as Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSBC FINANCE CORPORATION

	By:	/s/ Patrick D. Schwartz
	Name:	Patrick D. Schwartz
	Title:	Vice President, Deputy General Counsel –
Corporate and Assistant Secretary

Dated: January 11, 2006

EXHIBIT INDEX

No.	Description

1.1	Form of Underwriting Agreement for Debt Securities and Warrants to Purchase Debt Securities.

1.2	Distribution Agreement dated December 21, 2005 between HSBC Finance Corporation and HSBC Securities (USA) Inc., as Agent.